Exhibit 23.2
CONSENT OF WLR CONSULTING, INC.
WLR Consulting, Inc. does hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-1 on Form S-3 (the “Registration Statement”) of Canyon Resources Corporation of our report on the Feasibility Study of CR Briggs Gold Project (open pit) dated November 8, 2006, which is referred to in the Annual Report on Form 10-K of Canyon Resources Corporation for the year ended December 31, 2006.
Sincerely,
WLR Consulting, Inc.
/s/ William L. Rose
William L. Rose
Principal
March 2, 2007